SUBSCRIPTION AGREEMENT


     THIS OFFERING IS BEING MADE PURSUANT TO THE EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, AFFORDED BY SECTION 4(2) OF THE SECURITIES ACT
     OF 1933.   PURSUANT  TO  SECTION 4(2),  THE SECURITIES SOLD
     HEREBY WILL BE SUBJECT TO LIMITATIONS ON THE RESALE THEREOF UNDER FEDERAL LAW. SUCH SECURITIES WILL ALSO BE SUBJECT TO LIMITATIONS ON THE OFFER AND SALE AND THE RESALE OF THE SHARES IMPOSED BY THE BLUE SKY LAWS OF INDIVIDUAL STATES.

      THIS SUBSCRIPTION AGREEMENT (this "Agreement"), dated as of December 23, 2005, by and among View Systems, Inc., a Nevada corporation (the "Company"), and the subscriber or subscribers identified on the signature page hereto (each a "Subscriber" and collectively "Subscribers" if more than one).

      WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscribers, as provided herein, and the Subscribers, in the aggregate, shall purchase up to $500,000 (the "Purchase Price") of principal amount of 8% promissory notes of the Company ("Note" or "Notes") convertible into shares of the Company's common stock, $.001 par value (the "Common Stock") at a per share conversion price equal to Ten Cents ($0.10) per share ("Conversion Price"); Said amount to be delivered over a 5 month period commencing on or before January 5 , 2006 in $100,000.00 per month installments and share purchase warrants in the form annexed hereto as Exhibit A (the "Warrants") to purchase shares of Common Stock (the "Warrant Shares") (Collectively the "Units"). The Conversion Price is subject to adjustment as described in the Note and this Agreement. The Notes, shares of Common Stock issuable upon conversion of the Notes (the "Shares"), the Warrants and the Warrant Shares are collectively referred to herein as the "Securities"; and

      NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Subscribers hereby agree as follows:

      1. Purchase and Sale of Notes and Warrants. Subject to the satisfaction (or waiver) of the conditions to Closing set forth in this Agreement and the Escrow Agreement, each Subscriber shall purchase the Notes and Warrants for the portion of the Purchase Price indicated on the signature page hereto, and the Company shall sell such Notes and Warrants to the Subscriber. The Purchase Price for the Notes and Warrants shall be paid in cash. The entire Purchase Price shall be allocated to the Notes. Each release of Purchase Price to the Company shall be a "Closing". There may be one or more Closings. There is no minimum amount required to be raised for a Closing to occur.

      2. Escrow Arrangements; Form of Payment. Upon execution hereof by the parties and pursuant to the terms of the Escrow Agreement, Subscriber agrees to make the deliveries required of Subscriber as set forth in the Escrow Agreement and the Company agrees to make the deliveries required of the Company as set forth in the Escrow Agreement.

      3. Warrants. On the Closing Date the Company will issue Warrants to the Subscribers. One (1) Warrant will be issued for each one Share which would be issued on the Closing Date assuming the complete conversion of the
Notes at the Conversion Price.   The per Warrant Share exercise price to
acquire a Warrant Share upon exercise of a Warrant shall be equal to 130% of the closing bid price for the Common Stock on the OTC-BB (as quoted by any market maker after closing), or on any securities exchange or other securities market on which the Common Stock is then being traded on the day immediately preceding the date of exercise. The Warrants shall be exercisable until December 31, 2006.

      4. Subscriber's Representations and Warranties. The Subscriber hereby represents and warrants to and agrees with the Company that:

            (a) Information on Company. The Subscriber has been furnished with and has read the Company's Private Placement Memorandum (hereinafter referred to as the "Reports"). In addition, the Subscriber has received from the Company such other information concerning its operations, financial condition and other matters as the Subscriber has requested, and considered all factors the Subscriber deems material in deciding on the advisability of investing in the Securities (such information in writing is collectively, the "Other Written Information").

            (b) Information on Subscriber. The Subscriber is an "accredited investor", as such term is defined in Regulation D promulgated by the Commission under the Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Subscriber has the authority and is duly and legally qualified to purchase and own the Securities.

            (c) Warrants Legend. The Warrants shall bear the following or similar legend:

                  "THIS  WARRANT  AND  THE COMMON  SHARES
                  ISSUABLE UPON EXERCISE OF THIS  WARRANT
                  HAVE  NOT  BEEN  REGISTERED  UNDER  THE
                  SECURITIES  ACT  OF  1933,  AS AMENDED.
                  THIS  WARRANT  AND  THE  COMMON  SHARES
                  ISSUABLE UPON EXERCISE OF THIS  WARRANT
                  MAY  NOT  BE  SOLD, OFFERED  FOR  SALE,
                  PLEDGED OR HYPOTHECATED IN THE  ABSENCE
                  OF AN EFFECTIVE  REGISTRATION STATEMENT
                  AS  TO  THIS WARRANT UNDER  SAID ACT OR
                  ANY  APPLICABLE  STATE  SECURITIES  LAW
                  OR  AN  OPINION OF  COUNSEL  REASONABLY
               SATISFACTORY TO VIEW SYSTEMS, INC. THAT
                  SUCH REGISTRATION IS NOT REQUIRED."


            (d)   Note Legend.  The Note shall bear the following legend:

            "THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO VIEW SYSTEMS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

            (e) Investment Intent. The Subscriber is subscribing for the Securities for its own account and benefit and not as a nominee or for the account of any other person.

            (f) Correctness of Representations. The Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless the Subscriber otherwise notifies the Company prior to the Closing Date, shall be true and correct as of the Closing Date. The foregoing representations and warranties shall survive the Closing Date.

            (g) No Short Sales. From the date the Offering was communicated to the Subscriber through the date the Shares and Warrant Shares are sold by the Subscriber, the Subscribers have not and will not engage in "short sales" of the Common Stock of the Company contrary to any applicable law, rule or regulation.

      5. Company Representations and Warranties. The Company represents and warrants to and agrees with the Subscriber that:

            (a) Due Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to do so qualify would not have a material adverse effect on the business, operations or prospects or condition (financial or otherwise) of the Company.

            (b) Outstanding Stock. All issued and outstanding shares of capital stock of the Company and each of its subsidiaries has been duly authorized and validly issued and are fully paid and non-assessable.

            (c) Authority; Enforceability. This Agreement, the Note, the Escrow Agreement and any other agreements delivered together with this Agreement or in connection herewith (collectively the "Transaction Documents") have been duly authorized, executed and delivered by the Company and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and the Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations hereunder.

            (d) Additional Issuances. There are no outstanding agreements or preemptive or similar rights affecting the Company's common stock and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of common stock or equity of the Company or other equity interest in any of the subsidiaries of the Company, except as described in the Reports or Other Written Information.

            (e) Consents. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its affiliates is required for execution by the Company of the Transaction Documents and performance by the Company of its obligations under the Transaction Documents including without limitation, the issuance and sale of the Securities, except as may be required under applicable state securities laws.

            (f) No Violation or Conflict. Assuming the representations and warranties of the Subscriber in Paragraph 4 are true and correct and the Subscriber complies with its obligations under this Agreement, and all other agreements entered into by the Company relating hereto, neither the issuance and sale of the Securities nor the performance of the Company's obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

            (g) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles of incorporation, charter or bylaws of the Company, or any of its affiliates, (B) any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company, or any of its affiliates of any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates or over the properties or assets of the Company, or any of its affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company, or any of its affiliates is a party, by which the Company, or any of its affiliates is bound, or to which any of the properties of the Company, or any of its affiliates is subject, or (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company, or any of its affiliates is a party; or

                  (ii) result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company, or any of its affiliates; or

                  (iii) result in the activation of any anti-dilution rights or a reset or re-pricing of any debt or security instrument of any other creditor or equity holder of the Company, nor result in the acceleration of the due date of any obligation of the Company; or

                  (iv) result in the activation of any piggy-back registration rights of any person or entity holding securities of the Company or having the right to receive securities of the Company.

            (h)   The Securities.  The Securities upon issuance:

                  (i) have been, or will be, duly and validly authorized and on the date of issuance and on the date payment for the Note is transmitted to the Company (hereinafter the "Closing Date") or the Conversion Date as such term is defined in the Note (hereinafter the "Conversion Date"), as the case may be, the Note and Shares issuable upon conversion of the Note, will be duly and validly issued, fully paid and nonassessable, and the Shares (but not the Note) will be issued pursuant to Rule 504 or Regulation S as appliable, with a restrictive legend restricting their resale or transferability under Federal securities laws;

                  (ii) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company;

                  (iii) will not subject the holders thereof to personal liability by reason of being such holders; and

                  (iv) the Company Shares, are quoted on, and are listed for trading on the OTC-BB. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such listing, and the Company has maintained all requirements for the continuation of such listing.

            (i) Litigation. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates that would materially affect the execution by the Company or the performance by the Company of its obligations under the Transaction Documents or any other agreement entered into by the Company in relation hereto.

            (j) No Market Manipulation. The Company has not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock of the Company to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

            (k) Information Concerning Company. The Reports and Other Written Information contain all material information relating to the Company and its operations and financial condition as of their respective dates which
information is required to be disclosed therein.   Since the date of the
financial statements included in the Reports, there has been no material adverse change in the Company's business, financial condition or affairs not disclosed in the Reports. The Reports and Other Written Information do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

            (l) Dilution. The Company's executive officers and directors understand the nature of the Securities being sold hereby and recognize that the issuance of the Securities will have a potential dilutive effect on the equity holdings of other holders of the Company's equity or rights to receive equity of the Company. The board of directors of the Company has concluded, in its good faith business judgment that the issuance of the Securities is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Notes, and the Warrant Shares upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company or parties entitled to receive equity of the Company.

            (m) Stop Transfer. The Company has not issued, and will not issue any stop transfer order or other order impeding the delivery of the Securities upon conversion.

            (n) Defaults. Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or Bylaws. Except as described in the Reports and Other Written Information, neither the Company nor any of its subsidiaries is (i) in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a material adverse effect, (ii) in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) in violation of any statute, rule or regulation of any governmental authority material to its business.

            (o) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be improperly integrated with prior offerings by the Company for purposes of the 1933 Act, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings if such integration would impair the free-trading status of the Company Shares.

            (p) Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless the Company otherwise notifies the Subscriber prior to the Closing Date, shall be true and correct as of the Closing Date. The foregoing representations and warranties shall survive the Closing Date.

      6. Section 4(2) Offering. This Offering is being made pursuant to the exemption from the registration provisions of the Securities Act of 1933, as amended, afforded by Section 4(2) of the Securities Act of 1933 as applicable.

      7. Conversion of Note; Transfer of Securities. The Note will be immediately convertible by Subscriber in such amounts as funded.

      8. Covenants of the Company. The Company covenants and agrees with the Subscriber as follows:

            (a) The Company will advise the Subscriber, promptly after it receives notice of issuance by the Securities and Exchange Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the common stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

            (b) The Company shall promptly secure the listing of the Company Shares upon each national securities exchange, or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain such listing so long as any other shares of Common Stock shall be so listed. The Company will use its reasonable best efforts to maintain the listing of its Common Stock on the Pink Sheets, and will comply in all respects with the Company's reporting, filing and other obligations under such exchange, as applicable. The Company shall provide to each Subscriber copies of any notices it receives regarding the continued eligibility of the Common Stock for listing on such exchanges or quotation systems, or any other exchange or quotation system on which the Common Stock is then listed.

            (c) The Company shall notify the SEC, NASD and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscriber and promptly provide copies thereof to Subscriber.

            (d) The Company will make all necessary filings in connection with the Notes, Company Shares, Pennsylvania law, and such other States as may reasonably be requested by Subscriber but not to exceed four (4) additional States so as to allow the immediate resale of the Company Shares in Pennsylvania and such other States.

            (e) The Company will not issue any other securities which shall impair the status of the Securities.

      10.   Covenants of the Company and Subscriber Regarding
Indemnifications.

            (a) The Company agrees to indemnify, hold harmless, reimburse and defend Subscriber against any claim, costs, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon Subscriber which results, arises out of or is based upon (a) any misrepresentation by Company or breach of any warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto, or Reports or other Written Information; or (b) any breach or default in performance by Company of any covenant or undertaking to be performed by Company hereunder, and any other agreement entered into by the Company and/or Subscriber relating hereto.

            (b) Each Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company at all times against any claim, costs, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company which results, arises out of or is based upon (a) any misrepresentation by Subscriber in this Agreement or in any Exhibits or Schedules attached hereto; or (b) any breach or default in performance by Subscriber of any covenant or undertaking to be performed by Subscriber hereunder, and any other agreement entered into by the Company and/or Subscriber relating hereto.

            (c) In no event shall the liability of any Subscriber or permitted successor hereunder or under any other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by such Subscriber upon the sale of Registrable Securities (as defined herein).

            (d) The procedures set forth in Section 12.6 shall apply to the indemnifications set forth in Sections 10(a) and 10(b) above.

      11.1.      Conversion of Note.

            (a) Upon the conversion of the Note or part thereof, the Company shall, at its expense, take all necessary action (including the issuance of an opinion of counsel) to assure that the Company's transfer agent shall issue stock certificates to the Note Holder upon such conversion and the Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company's Common Stock.

            (b) Subscriber will give notice of its decision to exercise its right to convert the Note or part thereof by telecopying an executed and completed notice of conversion, a form of which is annexed as Exhibit A to the
Note) to the Company via confirmed telecopier transmission or otherwise pursuant to Section 13(a) of the Agreement. The Subscriber will not be required to surrender the Note until the Note has been fully converted or satisfied. Each date on which a Notice of Conversion is telecopied to the Company in accordance with the provisions hereof shall be deemed a Conversion Date. The Company will or cause the transfer agent or escrow agent, as the case may be, to transmit the Company's common stock certificates representing the Shares issuable upon conversion of the Note (and a Note representing the balance of the Note not so converted, if requested by Subscriber) to the Subscriber via express courier for receipt by such Subscriber within five (5) business days after receipt by the Company of the Notice of Conversion (the
"Delivery Date").   In the event the Shares are electronically transferable,
then delivery of the Shares must be made by electronic transfer provided
request for such electronic transfer has been made by the Subscriber.   A Note
representing the balance of the Note not so converted will be provided by the Company to the Subscriber if requested by Subscriber, provided the Subscriber delivers an original Note to the Company. To the extent that a Subscriber elects not to surrender a Note for reissuance upon partial payment or conversion, the Subscriber hereby indemnifies the Company against any and all loss or damage attributable to a third-party claim in an amount in excess of the actual amount then due under the Note.

            (c) Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscriber and thus refunded to the Company.

      11.2. Mandatory Redemption at Subscriber's Election. In the event the Company is prohibited from issuing Shares, or fails to timely deliver Shares on a Delivery Date, or upon the occurrence of any other Event of Default (as defined in the Note) or for any reason other than pursuant to the limitations set forth in Section 11.3 hereof, then at the Subscriber's election, the Company must pay to the Subscriber ten (10) business days after request by the Subscriber, at the Subscriber's election, a sum of money determined by (i) multiplying up to the outstanding principal amount of the Note designated by the Subscriber by 130%, or (ii) multiplying the number of Shares otherwise deliverable upon conversion of an amount of Note principal and/or interest designated by the Subscriber (with the date of giving of such designation being a Deemed Conversion Date) at the then Conversion Price that would be in effect on the Deemed Conversion Date by the highest closing price of the Common Stock on the principal market for the period commencing on the Deemed Conversion Date until the day prior to the receipt of the Mandatory Redemption Payment, whichever is greater, together with accrued but unpaid interest
thereon ("Mandatory Redemption Payment").   The Mandatory Redemption Payment
must be received by the Subscriber on the same date as the Company Shares otherwise deliverable or within ten (10) business days after request, whichever is sooner ("Mandatory Redemption Payment Date"). Upon receipt of the Mandatory Redemption Payment, the corresponding Note principal and interest will be deemed paid and no longer outstanding. Liquidated damages calculated pursuant to Section 11.1(c) hereof, that have been paid or accrued for the thirty day period prior to the actual receipt of the Mandatory Redemption Payment by the Subscriber shall be credited against the Mandatory Redemption Payment.

      11.3. Injunction - Posting of Bond. In the event a Subscriber shall elect to convert a Note in whole or in part, the Company may not refuse conversion or exercise based on any claim that such Subscriber or any one associated or affiliated with such Subscriber has been engaged in any violation of law, or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of said Note shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of such Subscriber in the amount of 120% of the amount of the Note, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent Subscriber obtains judgment.

      11.4   Equitable Adjustments.   The Conversion Price and amount of
Shares issuable upon conversion of the Notes shall be adjusted to offset the effect of stock splits, stock dividends, pro rata distributions of property or equity interests to the Company's shareholders.

      11.5. Redemption. The Company may not redeem or call the Note without the consent of the holder of the Note except as set forth in the Note.

      12.    Registration Rights; Procedure; Indemnification.

      12.1. Registration Rights. The Company acknowledges that it is the Company's obligation to issue the Company Shares upon conversion of the Note. Subscriber acknowledges the Company Shares that may be acquired upon conversion of the Note cannot immediately upon conversion, be resold in the United States without any holding period, restrictive legend or unless registered under the Act then and therefore:

            (i) On one occasion, for a period commencing on the date hereof, but not later than 60 days years from the date hereof, the Company, upon a written request therefor from any record holder or holders of more than 25% of the aggregate of the Company's Shares issuable or issued on the conversion of the Notes, which are still held by the Subscribers or their assigns (the common stock of the Company issued and issuable on conversion of the Note being, the "Registrable Securities"), shall prepare and file with the SEC a registration statement under the Act covering the Registrable Securities which are the subject of such request for all shares issuable upon conversion of the notes subscribed for. In addition, upon the receipt of such request, the Company shall promptly give written notice to all other record holders of the Registrable Securities that such registration statement is to be filed and shall include in such registration statement Registrable Securities for which it has received written requests within 20 days after the Company gives such written notice. Such other requesting record holders shall be deemed to have exercised their demand registration right under this Section 12.1.(i). As a condition precedent to the inclusion of Registrable Securities, the holder thereof shall provide the Company with such information as the Company reasonably requests and the Holder shall enter into an appropriate underwriting agreement with the underwriter(s), if any, of the Registrable Securities. The obligation of the Company under this Section 12.1(i) shall be limited to one registration statement.

            (ii) If the Company at any time proposes to register any of its securities under the Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities that may be acquired upon exercise of the Note for sale to the public, provided the Registrable Securities are not otherwise registered for resale by the Subscriber pursuant to an effective registration statement, each such time it will give at least 30 days' prior written notice to the record holder of the Registrable Securities of its intention so to do. Upon the written request of the holder, received by the Company within 30 days after the giving of any such notice by the Company, to register any of the Registrable Securities, the Company will cause such Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the holder of such Registrable Securities (the "Seller"). In the event that any registration pursuant to this Section 12.1(ii) shall be, in whole or in part, an underwritten public offering of common stock of the Company, the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the Seller in writing of any such reduction. Notwithstanding the forgoing provisions, the Company may withdraw any registration statement referred to in this Section 12.1(ii) without thereby incurring any liability to the Seller.

            (iii) If, at the time any written request for registration is received by the Company pursuant to Section 12.1(i), the Company has determined to proceed with the actual preparation and filing of a registration statement under the Act in connection with the proposed offer and sale for cash of any of its securities for the Company's own account, such written request shall be deemed to have been given pursuant to Section 12.1(ii) rather than Section 12.1(i), and the rights of the holders of Registrable Securities covered by such written request shall be governed by
Section 12.1(ii) except that the Company may not withdraw such registration or limit the amount of Registrable Securities included in such registration.

      12.2. Registration Procedures. If and whenever the Company is required by the provisions hereof to effect the registration of any shares of Registrable Securities under the Act, the Company will, as expeditiously as possible:

            (a) prepare and file with the Commission a registration statement with respect to such securities and use its reasonable best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided), and promptly provide to the holders of Registrable Securities copies of all filings;

            (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the Seller's intended method of disposition set forth in such registration statement for such period;

            (c) furnish to the Seller, and to each underwriter if any, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such registration statement;

            (d) use its reasonable best efforts to register or qualify the Seller's Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the Seller or, in the case of an underwritten public offering, the managing underwriter shall reasonably request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

            (e) list the Registrable Securities covered by such registration statement with any securities exchange on which the Registrable Securities of the Company is then listed;

            (f) immediately notify the Seller and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

            (g) make available for inspection by the Seller, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by the Seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by the seller, underwriter, attorney, accountant or agent in connection with such registration statement.

      12.3. Provision of Documents. In connection with each registration described in this Section 12, each Seller will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

      12.4.  Non-Registration Events.  Except as otherwise provided herein,
the Company and   the Subscriber agree that the Holder will suffer damages if the registration statement pursuant to Sections 12.1(i) and 12.1(ii) which becomes subject to the provisions of Section 12.1(iii) covering all Registrable Securities is not filed within 60 days after request by the Holder or not declared effective by the Commission within 150 days after such request, and maintained in the manner and within the time period contemplated by Section 12 hereof, and it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (i) the Registration Statement is not filed within 60 days of such request, or is not declared effective by the Commission on or prior to the date that is 120 days after such request, or
(ii) the registration statement is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by an additional registration statement filed and declared effective) for a period of time which shall exceed 40 days in the aggregate per year but not more than 20 consecutive calendar days (defined as a period of 365 days commencing on the date the Registration Statement is declared effective) (each such event referred to in clauses (i) and (ii) is referred to herein as a "Non-Registration Event"), then, the Company shall deliver to the holder of Registrable Securities, as Liquidated Damages, an amount equal to two (2%) percent for each thirty (30) days or part thereof, of the Purchase Price of the Notes remaining unconverted and Purchase Price of the Shares issued upon conversion of the Notes owned of record by such holder as of and during the pendency of such Non-Registration Event which are subject to such
Non-Registration Event.   The Company must pay the Liquidated Damages in cash
within ten (10) days after the end of each thirty (30) day period or shorter part thereof for which Liquidated Damages are payable.

      12.5.  Expenses. All expense's incurred by the Company in complying with
Section 12, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars and costs of insurance are called "Registration Expenses". All underwriting discounts applicable to the sale of Registrable Securities, including any fees and disbursements of any special counsel to the Seller, are called "Selling Expenses". The Seller shall pay the fees of its own counsel, if any.

            The Company will pay all Registration Expenses in connection with each registration statement under Section 12. All Selling Expenses in connection with each registration statement under Section 12 shall be borne by the Seller in proportion to the number of shares sold by the Seller relative to the number of shares sold under such registration statement or as all sellers thereunder may agree. Seller's selling commissions shall be the responsibility of each Seller, as applicable.

      12.6.  Indemnification and Contribution.

            (a) In the event of a registration of any Registrable Securities under the Act pursuant to Section 12, the Company will indemnify and hold harmless the Seller, each officer of the Seller, each director of the Seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller, or such underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the Act pursuant to Section 12, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller, the underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus.

            (b) In the event of a registration of any of the Registrable Securities under the Act pursuant to Section 12, the Seller will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the Act pursuant to Section 12, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to the Company by such Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the Registrable Securities sold by the Seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the gross proceeds received by the Seller from the sale of Registrable Securities covered by such registration statement.

            (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 12.6(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 12.6(c) if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this
Section 12.6(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

            (d) In order to provide for just and equitable contribution in the event of joint liability under the Act in any case in which either (i) the
Seller, or any controlling person of the Seller, makes   a claim for
indemnification pursuant to this Section 12.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 12.6 provides for indemnification in such case, or (ii) contribution under the Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is provided under this Section 12.6; then, and in each such case, the Company and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (A) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities offered by it pursuant to such registration statement; and
(B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

      13.   Miscellaneous.

            (a) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: View Systems, Inc., 1550 Caton Center Drive, Suite E, Baltimore, Md. 21227 , Attn: Gunther Than, CEO, telecopier: with a copy by telecopier only to: (ii) if to the Subscribers, to: the one or more addresses and telecopier numbers indicated on the signature pages hereto.

            (b) Closing. The consummation of the transactions contemplated herein shall take place at the offices of the Company as delineated herein. or via overnight courier or mail, upon the satisfaction of all conditions to Closing set forth in this Agreement and Escrow Agreement (each a "Closing Date").

            (c) Entire Agreement; Assignment. This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. Neither the Company nor the Subscribers have relied on any representations not contained or
referred to in this Agreement and the documents delivered herewith.   No right
or obligation of either party shall be assigned by that party without prior notice to and the written consent of the other party.

            (d) Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

            (e) Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Pennsylvania or in the federal courts located in the state of Pennsylvania. The parties and the individuals executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury and agree to binding arbitration by a single arbiter under the Commercial Rules of the American Arbitration Association in Winston-Salem, North Carolina. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

            (f) Specific Enforcement, Consent to Jurisdiction. The Company and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 14(e) hereof, each of the Company, Subscriber and any signatory hereto in his personal capacity hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in Philadelphia, Pennsylvania of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.




    THE REST OF THIS PAGE IS INTENTIONALLY BLANK.






           SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (A)

      Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                              VIEW SYSTEMS, INC.
                              a Nevada corporation


                                    /s/ Gunther Than
                              By:_________________________________
                              Name: Gunther Than
                              Title: CEO

                              Dated: December 29, 2005

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                                                         Convertible Into
                             PURCHASE PRICE and          X shares of
SUBSCRIBER                   PRINCIPAL AMOUNT OF NOTE:   Common Capital Stock
---------------------------  --------------------------  ---------------------
Starr Consulting, Inc.
932 Burke St.,
Winston-Salem, N.C. 27101     $166,667                   1,666,667 shares

/s/ Daniel D. Starczewski
___________________________
(Signature)   , President

Daniel D. Starczewski
___________________________
Print Name and Title

------------------------------------------------------------------------------





------------------------------------------------------------------------------
                                                         Convertible Into
                             PURCHASE PRICE and          X shares of
SUBSCRIBER                   PRINCIPAL AMOUNT OF NOTE:   Common Capital Stock
---------------------------  --------------------------  ---------------------
Active Stealth, LLC
2501 E. Commercial Blvd.
Suite 212
Ft. Lauderdale, Fl. 33308    $166,666                    1,666,666 shares

/s/ Richard Muller
___________________________
(Signature)   , Manager

Richard Muller Manager
___________________________
Print Name and Title

------------------------------------------------------------------------------






------------------------------------------------------------------------------
                                                         Convertible Into
                             PURCHASE PRICE and          X shares of
SUBSCRIBER                   PRINCIPAL AMOUNT OF NOTE:   Common Capital Stock
---------------------------  --------------------------  ---------------------


KCS Referral Service LLC
1900 Main St. Suite 310
Sarasota, Florida 34236      $166,666                    1,666,666 shares

/s/ Braxton P. Jones
___________________________
(Signature)

Braxton P. Jones   Manager
___________________________
Print Name and Title

------------------------------------------------------------------------------